Exhibit 10.4

FORM OF

NEWPORT CORPORATION

RESTRICTED STOCK AGREEMENT

UNDER

2001 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of [DATE] by and between [FIRST NAME] [MI] [LAST NAME] (hereinafter referred to as “Recipient”), and Newport Corporation, a Nevada corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 2001 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A. Recipient is an employee, director, consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.

B. The Company desires to issue shares of common stock to Recipient to provide an incentive for Recipient to remain a Service Provider of the Company and to exert added effort towards its growth and success.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Award and Acceptance of Shares. The Company hereby awards to Recipient the right to acquire an aggregate of [NO. OF SHARES] shares of Common Stock of the Company (the “Shares”) on the terms and conditions set forth in this Agreement and in the Plan. Recipient accepts the Shares and acknowledges that he or she has read and understands the terms of the Plan and agrees to be bound by the terms and conditions of this Agreement and the Plan.

2. Vesting of Shares.

(a) Vesting Schedule. Subject to Sections 2(b) and 2(c) below, the Shares acquired hereunder shall vest and become “Vested Shares” pursuant to the following schedule: [VESTING SCHEDULE]. Shares which have not yet become vested are herein called “Unvested Shares.”

(b) Continuous Service. Notwithstanding Section 2(a) above, no additional Shares shall vest after the date of termination of Recipient’s Continuous Service. As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Recipient resigns, is removed from office, or Recipient’s term of office expires and he or she is not reelected, or (iii) so long as Recipient is engaged as a consultant or Service Provider to the Company or other corporation referred to in clause (i) above. Changes in Recipient’s status among the alternatives set forth in the foregoing clauses (i), (ii) and/or (iii) shall not be deemed to terminate Recipient’s Continuous Service.

(c) Change in Control. Notwithstanding Section 2(a), if Recipient holds Unvested Shares at the time a Change in Control occurs, all Unvested Shares shall, immediately prior to the consummation of such Change in Control, vest in full and shall no longer be subject to forfeiture, except to the extent that this Agreement is continued, assumed, or substituted for by the acquiring or successor entity (or parent thereof) in connection with such Change in Control. If the Unvested Shares shall vest in full in accordance with the provisions of this subsection (c), then the Administrator shall cause written notice of the Change in Control transaction to be given to Recipient not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction. However, if in the event of a Change in Control the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), then the Unvested Shares shall not immediately vest, and vesting of the Shares shall continue in accordance with Section 2(a) above.

3. Section 83(b) Election. Recipient understands that Recipient (and not the Company) shall be responsible for the Recipient’s own tax liability that may arise as a result of the acquisition of the Shares. Recipient acknowledges that Recipient has considered the advisability of all tax elections in connection with the acquisition of the Shares, including the making of an election under Section 83(b) of the Code. Recipient further acknowledges that the Company has no responsibility for the making of such Section 83(b) election. In the event that Recipient determines to make a Section 83(b) election, Recipient acknowledges that he must deliver to the Company a copy of the signed and completed notice of election that Recipient filed with the Internal Revenue Service within thirty (30) days of the date of this Agreement. A form of election has been provided to Recipient with this Agreement. Recipient and Company acknowledge and agree that the fair market value of the Shares as of the date of this Agreement is $[XX.XX] per share.

4. Forfeiture Upon Termination of Continuous Service.

(a) Forfeiture. Upon the termination of Recipient’s Continuous Service, all Unvested Shares as of the date of termination of Recipient’s Continuous Service shall be immediately forfeited by Recipient and returned to the Company. Such forfeited Shares shall be deemed cancelled, null and void as of the date of such termination.

(b) Deposit of Unvested Shares. If certificates representing the Shares are issued to Recipient, Recipient shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Corporate Secretary of the Company. Recipient shall be entitled to vote and to receive dividends and distributions on all such deposited Unvested Shares.

(c) Stop Transfer Orders. Recipient understands and agrees that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent and/or third party stock plan administrator with respect to all Unvested Shares.

(d) Change in Control. The provisions of this Section 4 shall automatically terminate in accordance with Section 2(c) above.

5. Restrictions on Unvested Shares. Unvested Shares may not be sold, transferred, pledged, or otherwise disposed of, except that such Unvested Shares may be transferred to a trust established for the sole benefit of the Recipient and/or his or her spouse, children or grandchildren. Any Unvested Shares that are transferred as provided herein remain subject to the terms and conditions of this Agreement. All Unvested Shares shall at all times be kept, and if forfeited shall be delivered to the Company, free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws).

6. Adjustments Upon Changes in Capital Structure. In the event that the outstanding Shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Recipient shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Recipient under this Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Agreement and subject to all of the terms and conditions hereof.

7. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers.

(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Recipient pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

8. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: General Counsel, and if to the Recipient, at his or her most recent address as shown in the employment or stock records of the Company.

9. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

10. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

11. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

12. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.

13. Assignment. Recipient shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

14. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

15. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Recipient and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Recipient and the Company.

16. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

17. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Recipient’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Recipient may be a party.

18. “Market Stand-Off” Agreement. Recipient agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Recipient will not sell or otherwise transfer or dispose of any Shares held by Recipient without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

19. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees and costs.

20. Interpretation. This Agreement is entered into pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Recipient. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	PURCHASER:

NEWPORT CORPORATION

By:
Name:	[First Name] [MI] [Last Name]
Title:

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of                                 , a party to the attached Restricted Stock Agreement (the “Agreement”), dated as of                 , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:
(Signature)

(Print Name)

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